UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 6, 2026

Comstock Holding Companies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32375	20-1164345
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1900 Reston Metro Plaza, 10TH Floor
Reston, Virginia 20190
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (703) 230-1985

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	CHCI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 6, 2026, Comstock Holding Companies, Inc. (the “Company”) made an initial investment of approximately $5.0 million contemporaneously with the acquisition of a 6.77-acre office campus located at 2200 Woodland Pointe Avenue in Herndon, Virginia (the “Property”), pursuant to a purchase and sale agreement dated October 31, 2025, as amended (the "Acquisition").

In conjunction with the Acquisition, multiple single-purpose entities were established, including CP Woodland JV LLC (the "Comstock Woodland JV Holding Company"), 2200 Woodland JV LLC (the “Woodland Holding Company”), Comstock WP LLC (the “Woodland Property Company”), and CP Woodland NMM, LLC.

Comstock Woodland JV Holding Company is a joint venture between the Company and Comstock Partners, LC ("CP"), a privately held affiliate entity that is controlled by Christopher Clemente, the Chairman and Chief Executive Officer of the Company. The Company and CP own eighty-five percent (85%) and fifteen percent (15%) of the common equity interests in Comstock Woodland JV Holding Company, respectively. Comstock Woodland JV Holding Company entered into a joint venture with Peraton Holding Corp. to establish Woodland Holding Company. Woodland Holding Company is the 100% owner of Woodland Property Company, which is the entity that acquired the Property.

To facilitate and expedite the Acquisition, CP provided a bridge loan to the Woodland Holding Company, with the intent to refinance the loan with an unaffiliated lender within 60 days. CP Woodland NMM, LLC, a privately held affiliate that is controlled by Mr. Clemente, is the non-member manager of the Woodland Holding Company.

The Company will provide asset management and property management services to the Property pursuant to separate agreements through its wholly owned operating subsidiaries CHCI Asset Management, LC and CHCI Commercial Management, LC. Pursuant to the asset management agreement, the Company earned an acquisition fee of $0.8 million and leasing fees of approximately $3.3 million at closing, and is also entitled to ongoing construction management and development fees for services that will be provided to the Property pursuant to the executed leases with Peraton, as tenant, to construct a build-to-suit office campus.

The foregoing description of the material terms of the operating agreements for the Woodland Holding Company and Comstock Woodland JV Holding Company is qualified in its entirety by reference to the full text of the agreements, which the Company intends to file as exhibits to the Company’s quarterly report on Form 10-Q for the period ended June 30, 2026.

On April 10, 2026, the Company issued a press release announcing the acquisition of the Property, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description

99.1	Comstock Holding Companies, Inc. press release, dated April 10, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMSTOCK HOLDING COMPANIES, INC.

Date: April 10, 2026	By:	/s/ CHRISTOPHER CLEMENTE
Christopher Clemente Chairman and Chief Executive Officer